For Immediate Release

CONTACT:	Anne A. Tarbell
(212) 451-3030
atarbell@triarc.com

TRIAN GROUP ISSUES IN-DEPTH PLAN TO ENHANCE VALUE AT HEINZ

Position Paper Filed With SEC Details Recommended Actions to

Improve Shareholder Value at Heinz

New York, NY, May 23, 2006 – In connection with their current intention to solicit proxies to elect five nominees to the twelve-member Board of Directors of H.J. Heinz Company (NYSE: HNZ) at Heinz’s upcoming annual meeting, investment funds and accounts managed by Trian Fund Management, L.P. (“Trian”), together with an investment fund managed by Sandell Asset Management Corp. (“Sandell”; collectively, Trian and Sandell are referred to as the “Trian Group”), today issued a position paper detailing recommended actions which Heinz management and its Board of Directors should undertake to enhance shareholder value. The Trian Group is the owner of approximately 5.4% of the outstanding shares of Heinz.

The Trian Group’s position paper, “Results Speak Louder Than Words: A Plan to Enhance Value at Heinz,” was filed today with the Securities and Exchange Commission (“SEC”) as an exhibit to both a Schedule 14A and an amendment to the Trian Group’s Schedule 13D.

Copies of the position paper are available in the section entitled “Trian’s Action Plan” at http://www.enhanceheinz.com, an informational website dedicated to the Trian Group’s on-going efforts to enhance shareholder value at Heinz, or by visiting the SEC’s website at http://www.sec.gov.

The Trian Group’s five nominees for the Heinz Board of Directors are: Nelson Peltz, Peter W. May, Edward P. Garden, Greg Norman and Michael F. Weinstein.

According to notices required by the New York Stock Exchange, Heinz’s next annual meeting is scheduled to be held on August 16, 2006 and stockholders of record as of June 8, 2006 will be eligible to vote for directors, including the Trian Group’s director nominees.

Trian is an investment management firm whose principals are Nelson Peltz, Peter W. May and Edward P. Garden. Trian seeks to invest in undervalued and under-performing public companies and prefers to work closely with the management of those companies to effect positive change through active, hands-on influence and involvement, which it refers to as “operational activism.” Trian’s goal is to enhance shareholder value through a combination of strategic re-direction, improved operational execution, more efficient capital allocation and stronger management focus.

Sandell (and affiliated companies) is an investment management firm founded by Thomas E. Sandell that focuses on global merger arbitrage, special event equity and credit opportunity investments. Sandell is widely regarded as a leader in corporate event driven investing throughout North America, Continental Europe, the United Kingdom, Latin America, and the Asia-Pacific theatres.

# # #

Notes To Follow

THIS PRESS RELEASE IS FOR GENERAL INFORMATIONAL PURPOSES ONLY. IT DOES NOT HAVE REGARD TO THE SPECIFIC INVESTMENT OBJECTIVE, FINANCIAL SITUATION, SUITABILITY, OR THE PARTICULAR NEED OF ANY SPECIFIC PERSON WHO MAY RECEIVE THIS PRESS RELEASE, AND SHOULD NOT BE TAKEN AS ADVICE ON THE MERITS OF ANY INVESTMENT DECISION. THE VIEWS EXPRESSED HEREIN REPRESENT THE OPINIONS OF TRIAN FUND MANAGEMENT, L.P. AND SANDELL ASSET MANAGEMENT CORP. (COLLECTIVELY WITH THE FUNDS AND ACCOUNTS UNDER THEIR MANAGEMENT, THE "TRIAN GROUP"), AND ARE BASED ON PUBLICLY AVAILABLE INFORMATION WITH RESPECT TO H.J. HEINZ COMPANY (THE "ISSUER").

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS ADDRESSED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES. YOU SHOULD BE AWARE THAT ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. THE TRIAN GROUP ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION.

MEMBERS OF THE TRIAN GROUP RESERVE THE RIGHT TO CHANGE ANY OF THEIR OPINIONS EXPRESSED HEREIN AT ANY TIME AS THEY DEEM APPROPRIATE. THE TRIAN GROUP DISCLAIMS ANY OBLIGATION TO UPDATE THE INFORMATION CONTAINED HEREIN.

THIS PRESS RELEASE DOES NOT RECOMMEND THE PURCHASE OR SALE OF ANY SECURITY. UNDER NO CIRCUMSTANCES IS THIS PRESS RELEASE TO BE USED OR CONSIDERED AS AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY. MEMBERS OF THE TRIAN GROUP CURRENTLY OWN AN AGGREGATE OF APPROXIMATELY 5.4% OF THE OUTSTANDING COMMON STOCK OF THE ISSUER. THE TRIAN GROUP INCLUDES FUNDS AND ACCOUNTS THAT ARE IN THE BUSINESS OF TRADING – BUYING AND SELLING - PUBLIC SECURITIES. IT IS POSSIBLE THAT THERE WILL BE DEVELOPMENTS IN THE FUTURE THAT CAUSE ONE OR MORE MEMBERS OF THE TRIAN GROUP FROM TIME TO TIME TO SELL ALL OR A PORTION OF THEIR SHARES IN OPEN MARKET TRANSACTIONS OR OTHERWISE (INCLUDING VIA SHORT SALES), BUY ADDITIONAL SHARES (IN OPEN MARKET OR PRIVATELY NEGOTIATED TRANSACTIONS OR OTHERWISE), OR TRADE IN OPTIONS, PUTS, CALLS OR OTHER DERIVATIVE INSTRUMENTS RELATING TO SUCH SHARES.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY TRIAN FUND MANAGEMENT, L.P., SANDELL ASSET MANAGEMENT CORP. AND CERTAIN OF THEIR RESPECTIVE AFFILIATES AND NOMINEES (COLLECTIVELY, THE "PARTICIPANTS") FROM THE SHAREHOLDERS OF H. J. HEINZ COMPANY FOR USE AT THE 2006 ANNUAL MEETING OF SHAREHOLDERS OF H. J. HEINZ COMPANY WHEN AND IF THEY ARE AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND FORM OF PROXY WILL BE MAILED TO SHAREHOLDERS OF H. J. HEINZ COMPANY AND WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING INNISFREE M&A INCORPORATED BY TELEPHONE AT 1-877-456-3442 OR BY E-MAIL AT INFO@INNISFREEMA.COM. INFORMATION RELATING TO THE PARTICIPANTS IS CONTAINED IN EXHIBIT 2 TO THE SCHEDULE 14A FILED BY THE PARTICIPANTS WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 23, 2006.